UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 26, 2011
METROPOLITAN HEALTH NETWORKS, INC.
(Exact name of registrant as specified in its charter)
Florida
(State or other jurisdiction of incorporation)

001-32361 (Commission File Number)	65-0635748 (IRS Employer Identification Number)
777 Yamato Road, Suite 510
Boca Raton, Florida 33431
(Address of principal executive offices)
Registrant’s telephone number, including area code: (561) 805-8500
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ADDITIONAL INFORMATION AND FORWARD-LOOKING STATEMENTS
     In connection with the pending transaction with Continucare Corporation (“Continucare”) described in this Current Report on Form 8-K, Metropolitan Health Networks, Inc. (“Metropolitan”) will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Continucare that also constitutes a prospectus of Metropolitan. Continucare will mail the definitive proxy statement/prospectus to its shareholders. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PENDING TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by Metropolitan and Continucare with the U.S. Securities and Exchange Commission (the “SEC”) at the SEC’s website at www.sec.gov. The proxy statement/prospectus (when available) and the other documents filed by Metropolitan and Continucare with the SEC may also be obtained for free by accessing Metropolitan’s website at www.metcare.com and clicking on the “Investors” link then clicking on the link for “SEC Filings” or by accessing Continucare’s website at www.continucare.com and clicking on the “Investor Relations” link and then clicking on the link for “SEC Filings.” Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, free of charge, by directing a request to Metropolitan, 777 Yamato Road, Suite 510, Boca Raton, Florida 33431 Attention: Corporate Secretary, or to Continucare, 7200 Corporate Center Drive, Suite 600, Miami, Florida 33126, Attention: Secretary.
     Continucare, Metropolitan and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders of Continucare in favor of the pending transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the pending transaction will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Continucare’s executive officers and directors in its definitive proxy statement filed with the SEC on January 20, 2011. You can find information about Metropolitan’s executive officers and directors in its definitive proxy statement filed with the SEC on May 2, 2011. You can obtain free copies of these documents from Continucare or Metropolitan, respectively, using the contact information above.
     Except for historical matters contained herein, statements made in this document are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Without limiting the generality of the foregoing, words such as “may”, “will”, “to”, “plan”, “expect”, “believe”, “anticipate”, “intend”, “could”, “would”, “estimate”, or “continue” or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the merger, including financial and operating results and benefits that may be realized from the merger, Metropolitan’s and Continucare’s plans, objectives, expectations and intentions and other statements contained in this document that are not historical facts. Such forward-looking statements are inherently uncertain. Accordingly, you should not place any undue reliance on any of the forward-looking statements in this document, which are subject to numerous risks and uncertainties, and you should consider all of such information in light of the various risks identified in this document and in the reports filed by Metropolitan and Continucare with the SEC, as well as the other information that Metropolitan and Continucare provide with respect to the pending merger.
     Investors and others are cautioned that a variety of factors, including the following, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) the proposed merger may not be consummated for a number of reasons, including as a result of the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, and Metropolitan and Continucare will incur significant fees and expenses regardless of whether the merger is consummated; (ii) if the merger is not consummated under certain specified circumstances, Metropolitan or Continucare may be required to pay the other a termination fee of up to $12 million, plus up to $1.5 million in fees and expenses; (iii) the receipt of all required regulatory approvals and the satisfaction of the closing conditions to the proposed merger, including approval of the pending transaction by the shareholders of Continucare, and Metropolitan’s ability to complete the required financing as contemplated by the financing commitment; (iv) Metropolitan’s ability to integrate the operations of Continucare and realize the anticipated revenues, economies of scale and cost synergies in connection with the transaction, including the potential for unanticipated issues, expenses and liabilities associated with the merger and the risk that Continucare fails to meet its expected financial and operating targets; (v) the potential for diversion of management time and resources in seeking to complete the merger and integrate the operations of Continucare; (vi) the potential failure to retain key employees of Continucare; (vii) the impact of Metropolitan’s significantly increased levels of indebtedness as a result of the transaction on Metropolitan’s funding costs, operating flexibility and ability to fund ongoing operations with additional borrowings, particularly in light of ongoing volatility in the credit and capital markets; (viii) the potential for dilution to Metropolitan shareholders as a result of the transaction; and (ix) the ability of Metropolitan to operate pursuant to the terms of its debt obligations, including its obligations under financings undertaken to complete the Continucare transaction. Metropolitan and Continucare are also subject to the risks and uncertainties described in their respective filings with the SEC, including Metropolitan’s Annual Report on Form 10-K for the year ended December 31, 2010, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, and Continucare’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010, and its Quarterly Reports on Form 10-Q for the quarters ended September 30, 2010, December 31, 2010 and March 31, 2010. Metropolitan and Continucare disclaim any obligation to update and revise statements contained in this document based on new information or otherwise.

Item 1.01. Entry into a Material Definitive Agreement.
     On June 26, 2011, Metropolitan and Cab Merger Sub, Inc., a Florida corporation and a wholly owned subsidiary of Metropolitan (“Merger Subsidiary”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Continucare, providing for the merger of Continucare with Merger Subsidiary. Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved by the boards of directors of the respective parties, Merger Subsidiary will be merged with and into Continucare (the “Merger”), with Continucare surviving the Merger as a wholly owned subsidiary of Metropolitan.
     At the effective time of the Merger, each share of Continucare common stock outstanding immediately prior to the effective time (other than shares owned by Metropolitan, Continucare or shareholders who have properly demanded and perfected appraisal rights under Florida law) will be converted into the right to receive $6.25 in cash, without interest, and 0.0414 of a share of Metropolitan common stock (the “Merger Consideration”). No fractional shares of Metropolitan common stock will be issued in the Merger, and Continucare’s stockholders will receive cash in lieu of fractional shares, if any, of Metropolitan common stock. Each share of Metropolitan common stock outstanding immediately prior to the effective time will remain outstanding and will not be affected by the Merger. Metropolitan estimates the total value of the Merger Consideration to be approximately $416 million at the time of the announcement of the Merger. Metropolitan expects to issue approximately 2.7 million shares of its common stock in connection with the Merger. Upon completion of the transaction, Continucare stockholders will own approximately 6.1% of Metropolitan’s outstanding common stock (based on the approximately 41.1 million shares of Metropolitan’s common stock outstanding as of March 31, 2011). Metropolitan projects that the transaction will be accretive in 2012.
     At the effective time of the Merger, each issued and outstanding option to purchase Continucare common stock will become fully vested and be cancelled in exchange for the right to receive an amount of cash equal to $6.45 less the per share exercise price of the option, subject to withholding taxes.
     The consummation of the Merger is subject to certain conditions, including: the approval of the Merger Agreement by the Continucare shareholders, clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, receipt of the proceeds of the financing described below, Continucare’s generation of a minimum amount of cash and the effectiveness of Metropolitan’s registration statement on Form S-4 registering the shares of Metropolitan common stock to be issued to Continucare shareholders in the Merger.
     The Merger Agreement contains customary representations and warranties for a transaction of this type. The Merger Agreement also contains customary covenants, including covenants providing for each of the parties to use reasonable best efforts to cause the transactions to be consummated. The Merger Agreement also contains covenants requiring Continucare to call and hold a shareholder meeting and recommend adoption of the Merger Agreement, subject to applicable fiduciary duties. The Merger Agreement also requires Continucare to, among other things, conduct its business in all material respects in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the closing of the Merger. Continucare is subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to and engage in discussions with third parties regarding alternative acquisition proposals, subject to a “fiduciary duty” exception in certain circumstances.
     In the event that a party fails to satisfy its covenants or representations under the Merger Agreement, the agreement provides customary termination rights, a $12 million termination fee (the “Termination Fee”) and up to $1.5 million of expense reimbursement (the “Expense Reimbursement”). If the Merger Agreement is terminated as a result of a change in the recommendation of the board of directors of Continucare, the board of directors of Continucare fails to reaffirm its recommendation and approval of the Merger within three business days following a request by Metropolitan to do so after a competitive proposal is made, or Continucare’s largest shareholder does not vote in favor of the Merger at a shareholders meeting and the Merger is not approved, Continucare will be required to pay Metropolitan the Termination Fee and the Expense Reimbursement. If, under certain circumstance, the Merger Agreement is terminated as a result of the Merger not being consummated on or before November 1, 2011 and if, within 12 months following the date of termination, Continucare enters into a written agreement, arrangement or understanding regarding an alternative acquisition proposal, then Continucare will be required to pay Metropolitan a termination fee of $9 million and the Expense Reimbursement. Upon the termination of the Merger Agreement under specified circumstances, including, among others, Metropolitan’s failure to receive the proceeds of the financing discussed below, after all of the other conditions to closing have been met, Metropolitan will be required to pay Continucare the Termination Fee and the Expense Reimbursement. If, under certain circumstances, Continucare does not generate a targeted minimum cash amount of $51.7 million by November 1, 2011, the Merger Agreement may be terminated by Metropolitan and neither party will be required to pay the other party a Termination Fee or the Expense Reimbursement.
     In connection with the Merger Agreement, Richard Pfenniger, Continucare’s Chairman of the Board, Chief Executive Officer and President, and Fernando Fernandez, Continucare’s Senior Vice President—Finance, Chief Financial Officer and Treasurer, each entered into a Change in Control and Separation Agreement with Metropolitan, pursuant to which, upon completion of the Merger (a) Metropolitan will pay to Mr. Pfenniger $475,000 (less applicable taxes) over a twelve month period beginning no later than 30 days after completion of the Merger in accordance with Metropolitan’s normal payroll policies and a lump sum payment of $20,262, which is the value of one year of welfare benefits and (b) Metropolitan will pay to Mr. Fernandez $256,000 (less applicable taxes) over a twelve month period beginning no later than 90 days after completion of the Merger in accordance with Metropolitan’s normal payroll policies and a lump sum payment of $32,886, which is the value of one year of welfare benefits. In addition, if the Merger is completed, Mr. Pfenniger’s and Mr. Fernandez’s employment with Metropolitan (as the parent of Continucare, if the Merger is completed) will terminate, in the case of Mr. Pfenniger, at the effective time of the Merger and, in the case of Mr. Fernandez, on February 15, 2012 (or prior to that date on 30 days’ written notice from one party to the other), and both Mr. Pfenniger and Mr. Fernandez will be paid in one single payment on Metropolitan’s first payroll date after termination of employment an amount equal to: (i) any accrued but unpaid base salary and any bonus payments as of the termination of employment, (ii) any payments with respect to vacations earned but unused through the termination of employment, and (iii) any amount due as reimbursement of expenses incurred before the termination of employment. The Change in Control and Separation Agreements also contain certain covenants regarding confidentiality of information, non-competition and non-solicitation of Continucare employees by each of Mr. Pfenniger and Mr. Fernandez applicable until the first anniversary of the termination of his employment. No payments under the Change in Control and Separation Agreements will be made and the parties will have no obligations to one another under the Change in Control and Separation Agreements if the Merger is not completed.
     Metropolitan has obtained a financing commitment, dated June 26, 2011 (the “Commitment Letter”), from General Electric Capital Corporation in connection with the pending transaction. These funds, in addition to Metropolitan’s and Continucare’s projected future cash balances, are expected to be sufficient to finance the cash consideration to Continucare stockholders. The Commitment Letter provides for a total of $355 million of long-term financing, consisting of (i) a $265 million senior secured first lien credit facility, comprised of a $25 million revolving credit facility for working capital and general corporate purposes and a $240 million term loan and (ii) a $90 million senior secured second lien term loan. The availability of the financing is subject to, among other things, (i) the consummation of the Merger generally in accordance with the terms of the Merger Agreement, (ii) the non-occurrence of a material adverse effect with respect to Metropolitan, Continucare and their respective subsidiaries taken as a whole and (iii) the ratio of consolidated total leverage to earnings before interest, taxes, depreciation and amortization (“EBITDA”) of Metropolitan and its subsidiaries (including, for purposes of such calculation, Continucare) during the 12 months preceding the closing date of the Merger, on a pro-forma basis after giving effect to the initial funding of the credit facilities to be provided pursuant to the Commitment Letter and the consummation of the Merger, not exceeding 3.6. For purposes of such closing condition, EBITDA shall be calculated subject to certain adjustments, including for certain projected cost savings associated with the Merger.
     In connection with the Merger Agreement, Phillip Frost, M.D., a member of the board of directors of Continucare, and certain entities related to Dr. Frost, who in the aggregate beneficially own approximately 26 million shares of Continucare common stock, representing approximately 43% of the outstanding common stock of Continucare, in their capacities as shareholders of

Continucare, executed a voting agreement with Metropolitan, dated June 26, 2011 (the “Voting Agreement”), which requires, among other things, such shareholders to vote their shares of Continucare common stock in favor of the Merger Agreement and the transactions contemplated thereby. The Voting Agreement will terminate on the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms, (ii) a written agreement of the parties to terminate the Voting Agreement and (iii) the effective time of the Merger.
     The foregoing summaries of the Merger Agreement, the Commitment Letter, the Voting Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreements, which are filed herewith as Exhibits 2.1, 10.1 and 10.2, respectively, and incorporated herein by reference.
     Each of the Merger Agreement, the Commitment Letter and the Voting Agreement has been included solely to provide investors and security holders with information regarding its terms. None is intended to be a source of financial, business or operational information about Metropolitan, Continucare or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement, the Commitment Letter and the Voting Agreement, respectively, are made only for purposes of the applicable agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms thereof, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Metropolitan, Continucare or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of such agreements, which subsequent information may or may not be fully reflected in public disclosures.
Item 8.01. Other Events.
     Metropolitan issued a joint press release with Continucare on June 27, 2011 regarding the matter described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated as of June 26, 2011, by and among Metropolitan Health Networks, Inc., Cab Merger Sub, Inc. and Continucare Corporation.*

10.1	Commitment Letter, dated as of June 26, 2011, by and among General Electric Capital Corporation, GE Capital Markets, Inc. and Metropolitan Health Networks, Inc.

10.2	Voting Agreement, dated as of June 26, 2011, by and among Metropolitan Health Networks, Inc., Phillip Frost, M.D., Frost Nevada Investments Trust and Frost Gamma Investments Trust.

99.1	Joint press release issued by Metropolitan Health Networks, Inc. and Continucare Corporation, dated June 27, 2011.

*	Schedules to the Agreement and Plan of Merger, dated as of June 26, 2011, by and among Metropolitan Health Networks, Inc., Cab Merger Sub, Inc. and Continucare Corporation have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish on a supplemental basis a copy of any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPOLITAN HEALTH NETWORKS, INC.
Date: June 27, 2011	By:	/s/ Roberto L. Palenzuela
		Name:	Roberto L. Palenzuela
		Title:	General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated as of June 26, 2011, by and among Metropolitan Health Networks, Inc., Cab Merger Sub, Inc. and Continucare Corporation.*

10.1	Commitment Letter, dated as of June 26, 2011, by and among General Electric Capital Corporation, GE Capital Markets, Inc. and Metropolitan Health Networks, Inc.

10.2	Voting Agreement, dated as of June 26, 2011, by and among Metropolitan Health Networks, Inc., Phillip Frost, M.D., Frost Nevada Investments Trust and Frost Gamma Investments Trust.

99.1	Joint press release issued by Metropolitan Health Networks, Inc. and Continucare Corporation, dated June 27, 2011.

*	Schedules to the Agreement and Plan of Merger, dated as of June 26, 2011, by and among Metropolitan Health Networks, Inc., Cab Merger Sub, Inc. and Continucare Corporation have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish on a supplemental basis a copy of any omitted schedules to the Securities and Exchange Commission upon request.